Exhibit 10.3

FORM OF INTELLECTUAL PROPERTY CROSS-LICENSE AGREEMENT

THIS INTELLECTUAL PROPERTY CROSS-LICENSE AGREEMENT (this “Agreement”) is made as of [●] (the “Effective Date”) by and between Fortive Corporation, a Delaware corporation (“Fortive”), Altra Industrial Motion Corp, a Delaware corporation (“Altra”), on behalf of itself and its Subsidiaries, including Stevens Holding Company, Inc., a Delaware corporation (“Newco”) and the Direct Sales Purchasers (as defined below). Altra and Fortive are collectively referred to herein as the “Parties” and each individually referred to herein as a “Party.” Capitalized terms used herein without being defined in this Agreement shall have the respective meanings given such terms in the Separation and Distribution Agreement, dated as of March 7, 2018 (as amended, modified or supplemented from time to time in accordance with its terms, the “Distribution Agreement”), by and between Fortive, Newco and Altra.

WHEREAS, Fortive, Newco, Altra and McHale Acquisition Corp., a wholly owned subsidiary of Altra, have entered into the Merger Agreement, dated as of March 7, 2018 (as amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”);

WHEREAS, Fortive or its Subsidiaries own certain Patents, Copyrights and Trade Secrets which may be used in the A&S Business as of the Effective Date;

WHEREAS, Altra desires to obtain a license from Fortive to use such Intellectual Property Rights on the terms set forth herein;

WHEREAS, Altra or its Subsidiaries own certain Patents, Copyrights and Trade Secrets which may be used in the businesses or assets of Fortive or its Subsidiaries (other than the A&S Business) as of the Effective Date (the “Fortive Business”); and

WHEREAS, Fortive desires to obtain a license from Ainge to use such Intellectual Property Rights on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.	DEFINITIONS

As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

a.	“Altra Group” means the direct and indirect, wholly-owned Subsidiaries of Altra (but only as long as such entities remain direct or indirect, wholly-owned Subsidiaries of Altra).

b.

“A&S Licensed Copyrights and Trade Secrets” means those Copyrights (excluding any Trademarks) and Trade Secrets (i) owned or Licensable by Newco or its Subsidiaries as of the Effective Date, (ii) owned or Licensable by the Direct

Sales Entities as of the Effective Date or (iii) included in the Direct Sales Assets as of the Effective Date, in each case, only if and to the extent used in the Fortive Business as of the Effective Date.

c.	“A&S Licensed IP” means the A&S Licensed Copyrights and Trade Secrets and the A&S Licensed Patents.

d.	“A&S Licensed Patents” means (i) those Patents owned or Licensable by Newco or its Subsidiaries as of the Effective Date, (ii) those Patents owned or Licensable by the Direct Sales Entities as of the Effective Date or (iii) those Patents included in the Direct Sales Assets as of the Effective Date and (iv) those Patents filed by Altra or its Subsidiaries (including Newco, its Subsidiaries and the Direct Sales Entities) during the one (1)-year period following the Effective Date to the extent covering patentable subject matter (x) owned by Newco or its Subsidiaries as of the Effective Date, (y) owned by the Direct Sales Entities as of the Effective Date or (z) included in the Direct Sales Assets as of the Effective Date, in each case (i)-(iv), only if and to the extent that, absent a license, the conduct of the Fortive Business as of the Effective Date would infringe issued patents included in, or any patents that may issue on any patent applications included in, any of the foregoing.

e.	“Direct Sales Assets” has the meaning ascribed to such term in the Merger Agreement.

f.	“Direct Sales Entities” has the meaning ascribed to such term in the Merger Agreement.

g.	“Direct Sales Purchasers” has the meaning ascribed to such term in the Merger Agreement.

h.	“Distribution Date” means the date defined as such in the Separation and Distribution Agreement.

i.	“Excluded IP” means those Patents, Copyrights or Trade Secrets (i) comprising A&S Assets, Direct Sales Assets or assets of the Direct Sales Entities, (ii) which are contemplated to be transferred or otherwise provided pursuant to Section 1.3 of the Separation and Distribution Agreement, or licensed or otherwise provided under the Transition Services Agreement, or (iii) which are listed or described on Exhibit A hereto.

j.	“Fortive Licensed Copyrights and Trade Secrets” means those Copyrights (excluding any Trademarks) and Trade Secrets owned or Licensable by Fortive or its Subsidiaries (other than Newco and its Subsidiaries) as of the Effective Date, only if and to the extent used in or held for use in the A&S Business as of the Effective Date (including the Copyrights and Trade Secrets in the Technology that is embodied in the Newco Products) or embodied by the Technology otherwise delivered to Newco or its Subsidiaries or the Direct Sales Purchasers as of the Closing or pursuant to Section 1.3 of the Separation and Distribution Agreement; provided, however, that Fortive Licensed Copyrights and Trade Secrets shall not include any Excluded IP.

k.	“Fortive Licensed IP” means the Fortive Licensed Copyrights and Trade Secrets and the Fortive Licensed Patents.

l.	“Fortive Licensed Patents” means (i) those Patents owned or Licensable by Fortive or its Subsidiaries (other than Newco and its Subsidiaries) as of the Effective Date, and (ii) those Patents filed by Fortive or its Subsidiaries (other than Newco and its Subsidiaries or the Direct Sales Purchasers) during the one (1)-year period following the Effective Date to the extent covering patentable subject matter owned by Fortive or its Subsidiaries (other than Newco and its Subsidiaries or the Direct Sales Purchasers) as of the Effective Date and not otherwise transferred to Newco or its Subsidiaries or the Direct Sales Purchasers, in each case (i) and (ii), only if and to the extent that, absent a license, the conduct of the A&S Business as of the Effective Date would infringe issued patents included in, or any patents that may issue on any patent applications included in, any of the foregoing; provided, however, that Fortive Licensed Patents shall not include any Excluded IP.

m.	“Licensable” means, with respect to any Intellectual Property Right, the right to grant sublicenses to a party within the scope of the licenses set forth in Section 2, without the requirement to obtain consent from any third party; provided, however, that the sublicensor shall not be required to make payments to any third party for any fees, royalties or other costs in connection with such sublicense and the sublicensee shall have the right, but not the obligation to make any such payment.

n.	“Licensed IP” means the Fortive Licensed IP and A&S Licensed IP, collectively.

2.	LICENSE GRANT

(a) Subject to the fulfillment of the terms and conditions of this Agreement, Fortive (on behalf of itself and its Subsidiaries) hereby grants to Altra a worldwide, non-exclusive, royalty-free, sublicensable (for the benefit of Newco or the Direct Sales Purchasers or incidental to or implied by the exercise of such license (including to subcontractors, distributors and end users), but except as expressly permitted under this Agreement, not for the independent use of third parties), perpetual, and irrevocable license, under the Fortive Licensed IP to (i) use any Trade Secrets included therein (subject to Section 4 (Confidentiality)), (ii) use, modify, reproduce, display, perform, distribute and create derivative works from any Copyrights included therein and (iii) use, make, manufacture, have made, import, sell and offer for sale any products or services that are covered by, embody or would otherwise infringe any Fortive Licensed Patents, and in the case of (i) – (iii), only with respect to those products, services, processes and activities of the A&S Business as of the Effective Date and any products, services, processes or activities that are equivalent or substantially similar to or improvements of such products, services, processes or activities. Altra shall ensure that each of its sublicensees complies with all applicable terms and conditions hereof and shall be directly liable hereunder in the event of any breach or non-compliance by any such sublicensees.

(b) Subject to the fulfillment of the terms and conditions of this Agreement, Altra (on behalf of itself and its Subsidiaries, including Newco and the Direct Sales Purchasers) hereby grants to Fortive a worldwide, non-exclusive, royalty-free, sublicensable (for the benefit of the

Fortive Group or incidental to or implied by the exercise of such license (including to subcontractors, distributors and end users), but except as expressly permitted under this Agreement, not for the independent use of third parties), perpetual, and irrevocable license, under the A&S Licensed IP to (i) use any Trade Secrets included therein (subject to Section 4 (Confidentiality)), (ii) use, modify, reproduce, display, perform, distribute and create derivative works from any Copyrights included therein and (iii) use, make, manufacture, have made, import, sell and offer for sale any products or services that are covered by, embody or would otherwise infringe any A&S Licensed Patents, and in the case of (i) – (iii), only with respect to those products, processes and activities of the Fortive Business as of the Effective Date and any products, services, processes or activities that are equivalent or substantially similar to or improvements of such products, services, processes or activities. Fortive shall ensure that each of its sublicensees complies with all applicable terms and conditions hereof and shall be directly liable hereunder in the event of any breach or non-compliance by any such sublicensees.

3.	INTELLECTUAL PROPERTY RIGHTS

a. Subject to the license granted in Section 2(a), Fortive shall retain the entire right, title and interest in and to the Fortive Licensed IP including all intellectual property rights therein. For the avoidance of doubt, Fortive shall have the sole right to defend and enforce any and all intellectual property rights covering the Fortive Licensed IP.

b. Subject to the license granted in Section 2(b), Altra shall retain the entire right, title and interest in and to the A&S Licensed IP including all intellectual property rights therein. For the avoidance of doubt, Altra shall have the sole right to defend and enforce any and all intellectual property rights covering the A&S Licensed IP.

c. Subject to the ownership rights of Fox in the underlying Fortive Licensed IP, Fortive, on behalf of itself and its Subsidiaries, acknowledges and agrees that ownership of any of the new original elements of modifications to or derivative works created by or on behalf of Altra or its Subsidiaries from the Fortive Licensed IP shall reside with Altra. Subject to the ownership rights of Ainge in the underlying A&S Licensed IP, Altra, on behalf of itself and its Subsidiaries, acknowledges and agrees that ownership of any of the new original elements of modifications to or derivative works created by or on behalf of Fortive or its Subsidiaries from the A&S Licensed IP shall reside with Fortive. Neither Party shall have any obligation to make any such derivative work or modification available to the other Party, subject to each Party’s ownership rights in the underlying work.

d. All rights not expressly granted by a Party hereunder are reserved by such Party. Each party acknowledges that the licenses granted in Section 2(a) and Section 2(b) do not include any Intellectual Property Rights created, invented, developed or acquired by either Party after the Effective Date except as expressly permitted under Section 1(d) and Section 1(l).

4.	CONFIDENTIALITY

a. Certain non-public information and Intellectual Property Rights (collectively, the “Confidential License Information”) may be, or may have been prior to the date hereof, provided by a Party (or its Subsidiaries or Representatives) (the “Disclosing Party”) to the other Party (or its Subsidiaries or Representatives) (the “Receiving Party”). The Receiving Party agrees that (i) it will keep such Confidential License Information confidential, using at least the same degree of care used to protect its own confidential or proprietary information, but not less than reasonable care, to prevent the disclosure or accessibility to others of the Disclosing Party’s Confidential License Information and (ii) it will use the Disclosing Party’s Confidential License Information only for purposes expressly permitted under this Agreement. Each of the Parties will instruct its Subsidiaries and Representatives having access to such Confidential License Information of such obligation of confidentiality.

b. The requirements of Section 4(a) shall not apply to any and all information that the Receiving Party can show: (a) was already known to the Receiving Party at the time of disclosure and is not subject to a confidentiality obligation, except in the case of any Trade Secret received by the Receiving Party prior to the date hereof which shall still be subject to the requirements of Section 4(a); (b) is independently developed by the Receiving Party without breach of this Agreement; (c) is already in the public domain at the time of disclosure, or thereafter becomes publicly known other than as the result of a breach by the Receiving Party of its obligations under this Agreement; (d) is received from a third party without breach of this Agreement or a confidentiality obligation to the Disclosing Party known to the Receiving Party; or (4) is required by any Law or Governmental Authority to be disclosed, after prior notice has been given to the relevant Party to the extent such notice is permitted by applicable Law.

c. If, at any time, the Receiving Party determines that any of its Representatives has disclosed, or sought to disclose, Confidential License Information of the Disclosing Party in violation of this Agreement, or that the Receiving Party or any of its Representatives has engaged in activities that may lead to the unauthorized use or disclosure of any Confidential License Information of the Disclosing Party, the Receiving Party shall immediately take action to prevent any further unauthorized use or disclosure, including where appropriate, terminating the applicable personnel’s access to such Confidential License Information and immediately notifying the Disclosing Party. The Receiving Party will cooperate with the Disclosing Party in investigating any apparent unauthorized disclosure or use of the Confidential License Information of the Disclosing Party.

5.	TERM

a. The term of this Agreement shall commence on the Effective Date and continue until the last to lose protection of the A&S Licensed IP and the Fox Licensed IP.

6.	DISCLAIMER

EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH PARTY (ON BEHALF OF ITSELF AND ITS AFFILIATES) ACKNOWLEDGES AND AGREES THAT THE LICENSED IP IS PROVIDED “AS IS,” EACH PARTY ASSUMES ALL RISKS AND LIABILITIES ARISING FROM OR RELATING TO ITS USE OF, AND RELIANCE UPON, THE LICENSED IP, AND THAT NO PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES IN RESPECT OF THE LICENSED IP OF ANY KIND, NATURE OR DESCRIPTION, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT, AND FORTIVE AND ALTRA HEREBY EXPRESSLY DISCLAIM THE SAME.

7.	GENERAL PROVISIONS

a. Certain Provisions Incorporated by Reference. The provisions of Sections 8.1, 9.3, 9.7, 9.13, 9.14 and 9.15 of the Distribution Agreement are hereby incorporated by reference mutatis mutandis.

b. Press Releases and Announcements. Neither Party shall issue (and each Party shall cause its Affiliates not to issue) any press release or other public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Party.

c. Notices. The provisions of Section 9.6 of the Distribution Agreement are hereby incorporated by reference mutatis mutandis, except that the notices and communications delivered to Altra hereunder shall be delivered as set forth below.

If to Fortive:

Fortive Corporation
6920 Seaway Blvd
Everett, WA 98203
Attn: Peter C. Underwood, Senior Vice

President, General Counsel & Secretary
Email: peter.underwood@fortive.com
Facsimile: (425) 446-5007

With required copies to: Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Attn: Thomas W. Greenberg Email: thomas.greenberg@skadden.com Facsimile: (212) 735-2000

If to Altra:

c/o Altra Industrial Motion Corp.
300 Granite Street
Suite 201
Braintree, MA 02184
Attn: Glenn E. Deegan, Vice President,

Legal and Human Resources,
General Counsel and Secretary
Email: glenn.deegan@altramotion.com
Facsimile: (617) 671-0534

With required copies to: Cravath, Swaine & Moore LLP 825 8th Avenue New York, New York 10019 Facsimile: (212) 474-3700 Attn: Thomas E. Dunn E-mail: tdunn@cravath.com

d. Incorporation of Other Documents. The other documents referred to herein and all documents and instruments contemplated hereby and thereby are incorporated herein by reference and made a part hereof but only with respect to the specific portions thereof referenced herein.

e. Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties.

f. Assignment. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor either Party’s rights or obligations hereunder may be assigned, transferred or delegated by such Party without the prior written consent of the other Party, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by any Party without the prior written consent of the other Parties shall be void and of no effect. For purposes of the preceding sentence, and without limiting its generality, any merger, consolidation, or reorganization involving a Party (regardless of whether such Party is a surviving or disappearing entity) shall be deemed to be a transfer of rights under this Agreement for which the other Party’s prior written consent is required.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

FORTIVE CORPORATION

By:
Name:
Title:

ALTRA INDUSTRIAL MOTION CORP.

By:
Name:
Title: